GEE Group

Fiscal 2023 second quarter performance
Financial results & company highlights

May 15, 2023



Important Notifications*

GEE Group

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS:

This document contains "forward-looking statements" – that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see our most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and our most recent earnings investor presentations. We do not undertake to update our forward-looking statements. This document also includes certain forward-looking projected financial information that is based on current estimates and forecasts and financial goals, for which complete plans, projections or predictions have not yet been developed. Actual results could differ materially.

NON-GAAP FINANCIAL MEASURES:

In this document, we sometimes use information derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are included in our earnings release and the appendix of this presentation and prior earnings presentations, as applicable.

Amounts shown on subsequent pages may not add due to rounding and represent approximations, accordingly.

GEE's Investor Relations information may be found on our website at https://ir.geegroup.com and, as well as GEE Group's Facebook page and Linked In accounts, contain a significant amount of information about GEE Group, including financial and other information for investors. GEE encourages investors to visit these websites from time to time, as information is updated and new information is posted.

*** See slides 11 through 14 for additional details regarding Important Notifications.**
(a- see slides 13 and 14 herein for detail build ups of Adjusted Net Income, Adjusted EBITDA ("AEBITDA") and Free Cash Flow ("FCF").

Fiscal 2Q'23 and YTD Highlights

GEE Group

Highlights	2Q'23	YTD
Professional Contract Revenue	+2%	0%
IT Contract Revenue Growth	*+11%*	*+13%*
Consolidated Revenue	-2%	-3%
Rev Growth x. non-recurring[b)]	*+5%*	*+5%*
Combined Gross Margin	34.0% *-260 bps*	34.5% *-200 bps*
Diluted EPS	$0.01 *-$0.00 y/y*	$0.01 *-$0.15 y/y[c)]*
Adjusted Free Cash Flow* [a)]	$1.5m* *-$0.7m y/y*	$3.2m* *-$2.9m y/y*

Performance

Professional contract revenue growth led by double-digit revenue growth in IT businesses

- Professional IT contract services revenue grew 11% Q/Q and 13% in 1H'23 over 1H'22
- Adjusting for the effects of non-recurring COVID-19 projects in 2022, Q2 and YTD '23 consolidated revenue grew $1.6 and $3.1m, respectively, or 5% each period[b)] ...

- **Driving profitability & free cash flow through professional services growth (led by IT) and lean operations**
  - 2Q'23 marked the 10th consecutive quarter of positive EBITDA since fiscal 2021, the first post-COVID 19 pandemic full fiscal year... and the 7th consecutive quarter of positive free cash flow (*adjusted to exclude deferred FICA payments from the pandemic*) since our follow-on offering and final debt restructuring, which occurred in 3Q'21...

Improving services, growing revenues & generating cash in a challenging, but opportunistic environment

* Non-GAAP Financial Measure
(a- see slides 13 and 14 herein for detail build ups of Adjusted Net Income, Adjusted EBITDA ("AEBITDA") and Free Cash Flow ("FCF").
(b- Q2 and YTD '22 included $0.8m and $3.1m, respectively, from discreet (non-recurring) projects related to COVID-19.
(c- $0.15 decline due to inclusion of $16.8 million in gains on forgiveness of CARES Act PPP loans, offset by $2.2 goodwill impairment in 1H'22.

GEE Group: Taking action today & positioning for tomorrow

GEE Group

TODAY'S CHALLENGING ENVIRONMENT

Heightened challenges

- Post COVID 19 macroeconomics
- Inflation
- Potential for recession

Continue to scale lean while taking advantage of opportunities and successfully navigating through challenges …

- **Growth** … Core professional contract services growing (~80% of consolidated revenue) … led by IT following re-organization of IT resources and service delivery … while remaining well positioned to capitalize on direct hire opportunities
- **Price** … stepping up price increases to better keep pace w/ rising costs … increased selectivity & discipline placing candidates …
- **Efficiencies** … $4m/annual cost take outs executed in March 2023 quarter…. remain hyper focused on productivity and lean operations …

GROWTH HIGHLIGHTS



GEE IT brands, **Agile, Access Data, Paladin** and **SNIT,** leading the way w/ combined double-digit organic growth …



Placing rainmakers to lead priority markets **(Austin, Houston, Chicago, W. Hartford, Tampa, Orlando, Colorado Springs,** others**)**



Re-organizing around **key brands and business leaders** to drive growth now and into the future

Managing our businesses to drive growth, price & cost reductions

Free cash flow* performance

($ in millions)

GEE Group

	Fiscal 1H'23	Fiscal 1H'22
GAAP net income	**$1.3**	**$17.7**
Depreciation & amortization	1.6	2.2
Other recurring non-cash expenses -a)	1.4	1.5
Operating working capital	(2.7)	(2.2)
Current receivables	2.4	1.4
Accounts payable	0.4	(0.6)
Accrued compensation	(0.2)	(0.6)
Other WC asset-liability items	(5.3)	(2.4)
Other CFOA-b)	0.0	(14.6)
Gross CAPEX	(0.2)	(0.3)
FCF*	**$1.4**	**$4.3**
FCF x/ FICA & bonus payments*-c)	***$3.2***	***$6.1***

FY'23 YTD Performance Highlights

- FCF* for fiscal 1H'23 and 1H'22 was $3.2 million and $6.1 million, respectively, excluding the effects of deferred CARES Act FICA payments-c)… 1H'23 also included $1.1m in annual performance-based incentive cash bonus payments for 2022's record performance …
- 2Q'23 marked the 7th consecutive quarter of adjusted FCF* since the Company's follow on offering and debt elimination in June 2021…
- Cash of $20.1 million; cash and borrowing availability combined were $33.4 million as of March 31, 2023
- $20 million share repurchase authorization approved and put in place beginning in 3Q'23 through December 31, 2023

FCF*, cash position and working capital remain strong providing the means to grow shareholder value

* Non-GAAP Financial Measure
(a – Aggregates the following: non-cash stock compensation, non-cash lease expense, change in deferred income taxes, and amortization of debt discount.
(b – Includes the following: gains on forgiveness of PPP loans ($16.8m in Q1'22) and non-cash GW impairment charge ($2.2m in Q1'22)
(c– Excludes effects of $1.8 million payments of installment on CARES Act deferred FICA paid in December 2022 and December 2021.

Results by segment

($ in Millions)

QUARTER RESULTS

	2Q '23	2Q '22
Revenues	$38.9	$39.7



$3.2
8%
$4.9
13%
$30.8
79%
All Prof.
$35.6
92%
$3.7
9%
$5.9
15%
$30.0
76%
All Prof.
$35.9
91%
Professional Contract
Professional Perm
Industrial Contract

	2Q '23	2Q '22
AEBITDA*	$1.7 *(4.4%)*	$3.4 *(8.7%)*



Industrial
$0.0
Professional
$1.7
$1.7
100%
Industrial
$0.6
Professional
$2.8
$0.6
18%
$2.8
82%
Industrial
All Professional

PERFORMANCE HIGHLIGHTS

- **Professional contract services revenue** represents 79% of our consolidated revenue and led fiscal 2023 performance so far increasing $1.6 million, or 5%, quarter over quarter, and $3.1 million, or 5% year to date, excluding the effects of nonrecurring COVID-19-related projects revenue in fiscal 2022[b)].
- **IT professional services contracts revenue:** Led all other lines and grew by double digits, 11% quarter over quarter, and 13% year to date.
- **Consolidated revenue:** Q2 '23 revenue of $38.9 million declined slightly compared w/ $39.6 million; attributable to record high direct hire revenues and non-recurring COVID-19 related projects in fiscal 2022[b)]. Excluding the effects of the non-recurring COVID 19 projects alone, remaining revenues have grown 5% in fiscal 2023, so far.
- **Adjusted EBITDA***: 2Q'23 marked the 10th consecutive quarter of positive EBITDA since fiscal 2021, the first post-COVID 19 pandemic full fiscal year.
- **$4.0 million in Cost Savings:** In February and March 2023, the Company implemented certain cost reductions with estimated annual savings of approximately $4.0 million, which are expected to have a positive impact on results for the remainder of fiscal 2023.

* Non-GAAP Financial Measure
(a- see slides 13 and 14 for detail build ups of Adjusted Net Income, Adjusted EBITDA ("AEBITDA") and Free Cash Flow ("FCF").
(b- Q2 and YTD '22 included $0.8m and $3.1m, respectively, from discreet (non-recurring) projects related to COVID-19.

Historical Growth & Financial Highlights

($ in Millions)

CONSOLIDATED REVENUES



$200.0
$150.0
$100.0
$50.0
$0.0
$43.4
$83.1
$135.0
$165.3
$151.7
$129.8
$148.9
$165.1
FYE '15 FYE '16 FYE '17 FYE '18 FYE '19 FYE '20 FYE '21 FYE '22

NON-GAAP ADJUSTED EBITDA*-a)



$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
20.0%
16.0%
12.0%
8.0%
4.0%
0.0%
0%
$4.6
6%
$6.4
5%
$13.2
8%
$11.8
8%
$6.1
5%
$12.3
8%
$12.4
8%
FYE '15 FYE '16 FYE '17 FYE '18 FYE '19 FYE '20 FYE '21 FYE '22

POST-ACQ. FOCUS SHIFT TO PROFESSIONAL VERTICALS LED BY IT



2015(1)
Direct Hire 15%
Professional Staffing 24%
Light Industrial Staffing 61%
2023(2)
Light Industrial Staffing 8%
Direct Hire 13%
Professional Staffing 79%

- GEE Group Inc. (NYSE American: JOB) ***acquired in 2015***
- Pre-acquisition GEE reported $39.4 million in revenue and a $(1.4) million net loss in fiscal 2014; as a predominantly industrial staffing company on the brink of becoming delisted
- Have since completed ***4 additional acquisitions***, ***grown revenues 4x***, and ***grown AEBITDA (a non-GAAP measure) at a 175% CAGR,*** focusing on professional services, led by IT
- ***Primary mission: Grow shareholder value through disciplined allocation and use of capital***

* Non-GAAP Financial Measure

(a- see slides 13 and 14 for detail build ups of Adjusted Net Income, Adjusted EBITDA ("AEBITDA") and Free Cash Flow ("FCF").

(1) Fiscal year ended September 30, 2015.

(2) LTM period ended March 31, 2023.

Progress on plan to build industry leading professional staffing and HR solutions business w/ $1B-b) in annual revenue

GEE Group


GEE LAUNCH
Scribe Solutions merger w/ GEE
~$40M
Revenue -a)


NEXT 4 ACQUISITIONS
Building an industry-leading professional services business w/ strong delivery platforms…
~$165M
Revenue -a)


3 – 5 YR GOAL
Today one of the highest margin consistently profitable professional staffing and HR solutions firms…
~$1B
Revenue-b)

BUILDING A LEADING PROFESSIONAL SERVICES STAFFING BUSINESS

Mar-2015	Aug-2015	Oct- 2015	Jan-2016	Apr-2017	FY '22	FY '23 & beyond
Founders launch the Company by acquiring public company, General Employment Enterprises (NYSE American: JOB), in a merger with Scribe Solutions, Inc.	*GEE makes next four strategic acquisitions…* ADCC	Agile	Paladin	SNI Cos.	***Integrated, deleveraged, debt free & positive cash earnings***	***Faster, more focused company poised to reach $1B revenue goal w/ in 3-5 years….***

Acquire and integrate while building brands, platforms and scale …

Revenue figures are rounded and approximations

(a – Consolidated revenues were $43.3 million for the fiscal year ended September 30, 2015, and $165.1 million for the fiscal year ended September 30, 2022.

(b – See **Important Notifications** and **CAUTION CONCERNING FORWARD-LOOKING STATEMENTS** on slides 2 and 15.

Recap …

GEE Group

Improving services, production & cash, while managing through a challenging environment	**Taking action to drive growth and price and to take costs out**	**Experienced management and BOD committed to build our SECOND billion-dollar industry-leading company**

BUILDING STAFFING AND HR SOLUTIONS THAT WORK







GEE is growing in critical sectors led by IT ... and w/ significant opportunities ahead

CASH

$ in Millions


$7.4
$9.9
$12.1
$14.2
$17.5
$18.8
$18.5
$20.1
3Q'21
4Q'21
1Q'22
2Q '22
3Q '22
4Q '22
1Q '23
2Q '23

Consistently producing free cash flow following Q3'21 deleveraging

GEE Group

Supplemental Information

Additional Information to Consider in Conjunction with the Investor Presentation

GEE Group

The financial information and highlight information included herein should be read in conjunction with all of the financial and other information included in GEE Group's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Forms 8-K and 8-K/A, Registration Statements and Amendments on Forms S-1 and S-3, and Information Statements on Schedules 14A and 14C, filed with the SEC, the discussion of financial results in this investor presentation, and the information included herein regarding the use of non-GAAP financial measures and the related schedules attached hereto which reconcile the related items prescribed by accounting principles generally accepted in the United States ("GAAP") to the non-GAAP financial information. These non-GAAP financial measures are not a substitute for the comparable measures prescribed by GAAP as further discussed below in this investor presentation. Financial information provided in this investor presentation may consist of or refer to estimates, projected or pro forma financial information and certain assumptions that are considered forward looking statements, are predictive in nature and depend on future events, and any such predicted or projected financial or other results may not be realized nor are they guarantees of future performance. See "Forward-Looking Statements" below which incorporates "Risk Factors" related to the COVID-19 pandemic and other potential items which may possibly have a negative effect on the Company's business.

Use of Non-GAAP Financial Measures

The Company discloses certain non-GAAP financial measures in this investor presentation, including Adjusted Net Income, EBITDA, Adjusted EBITDA and Free Cash Flow. Management and the board of directors use and refer to these non-GAAP financial measures internally as a supplement to GAAP financial information for purposes of evaluating operating performance, financial planning purposes, establishing operational and budgetary goals, compensation plans, analysis of debt service capacity, capital expenditure planning and determining working capital needs; and also believe that these are useful financial measures used by investors.

Non-GAAP Adjusted Net Income is defined as Net Income adjusted for non-cash stock compensation expenses, acquisition, integration, restructuring and other non-recurring expenses, capital markets-related expenses, gains or losses on extinguishment of debt and noncash goodwill impairment charges. Non-GAAP EBITDA is defined as Net Income before interest, taxes, depreciation and amortization. Non-GAAP Adjusted EBITDA is defined as EBITDA, adjusted for the same items as Adjusted Net Income. Non-GAAP Free Cash Flow is defined as Cash Flow from Operating Activities, less capital expenditures. Non-GAAP Adjusted Net Income, EBITDA, Adjusted EBITDA and Free Cash Flow are not terms defined by GAAP and, as a result, the Company's measure of them might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above should be considered in addition to, and not as substitutes for, nor as being superior to Net Income reported in the Consolidated Statements of Income, cash and cash flows reported in the Consolidated Statements of Cash Flows, or other measures of financial performance, as reflected on the Company's consolidated financial statements prepared in accordance with U.S. GAAP included in Form 10-K and Form 10-Q for their respective periods filed with the SEC, which should be read and referred to in order to obtain a comprehensive and thorough understanding of the Company's financial results.

The reconciliations of Net Income to non-GAAP Adjusted Net Income, Net Income to EBITDA and Adjusted EBITDA, and Cash Flows from Operating Activities to Free Cash Flows referred to in the highlights or elsewhere in this investor presentation are provided in the following schedules that also form a part of this investor presentation.

GAAP to Non-GAAP reconciliations

GEE Group

Reconciliation of Net Income to Non-GAAP EBITDA and Adjusted EBITDA Three Month Periods Ended March 31,
(In thousands)

	2023	2022
Net income	$ 658	$ 1,087
Interest expense	73	98
Interest income	(95)	-
Income taxes	58	(8)
Depreciation	98	94
Amortization	719	1,015
Non-GAAP EBITDA	1,511	2,286
Non-cash stock compensation	126	152
Settlement of legal matter	-	975
Acquisition, integration & restructuring	65	30
Non-GAAP adjusted EBITDA	$ 1,702	$ 3,443

Reconciliation of Net Income (Loss) to Non-GAAP EBITDA and Adjusted EBITDA Six Month Periods Ended March 31,
(In thousands)

	2023	2022
Net income	$ 1,312	$ 17,755
Interest expense	146	205
Interest income	(133)	-
Income taxes	131	(37)
Gains on PPP loan forgiveness	-	(16,773)
Depreciation	199	180
Amortization	1,439	2,029
Non-cash goodwill impairment charge	-	2,150
Non-GAAP EBITDA	3,094	5,509
Non-cash stock compensation	500	299
Settlement of legal matter	-	975
Severance agreement	-	510
Acquisition, integration & restructuring	110	46
Non-GAAP adjusted EBITDA	$ 3,704	$ 7,339

Reconciliation of Net Income to Non-GAAP Adjusted Net Income Three Month Periods Ended March 31,
(In thousands)

	2023	2022
Net income	$ 658	$ 1,087
Non-cash stock compensation	126	152
Settlement of legal matter	-	975
Acquisition, integration & restructuring	65	30
Non-GAAP adjusted net income	$ 849	$ 2,244

Reconciliation of Net Income to Non-GAAP Adjusted Net Income Six Month Periods Ended March 31,
(In thousands)

	2023	2022
Net income	$ 1,312	$ 17,755
Non-cash stock compensation	500	299
Gains on PPP loan forgiveness	-	(16,773)
Non-cash goodwill impairment charge	-	2,150
Settlement of legal matter	-	975
Severance agreement	-	510
Acquisition, integration & restructuring	110	46
Non-GAAP adjusted net income	$ 1,922	$ 4,962

Reconciliation of Net Cash from Operating Activities to Non-GAAP Free Cash Flow and Adjusted Free Cash Flow Six Month Periods Ended March 31,
(In thousands)

	2023	2022
Net cash provided by operating activities	$ 1,439	$ 4,456
Acquisition of property and equipment	(84)	(155)
Non-GAAP free cash flow	1,355	4,301
Deferred FICA Payments under CARES Act	1,827	1,827
Non-GAAP adjusted free cash flow	$ 3,182	$ 6,128

Reconciliations of Net Income to Non-GAAP Adjusted EBITDA

($ in Millions)

Fiscal years ended September 30,	2015	2016	2017	2018	2019	2020	2021	2022
Net Income (Loss)	**(4.7)**	**1.2**	**(2.4)**	**(7.6)**	**(17.8)**	**(14.3)**	**0.0**	**19.6**
Interest Expense	0.5	1.6	6.0	11.5	12.4	12.2	5.9	0.4
Income Taxes (Benefit)	-	-	(6.0)	(0.9)	0.4	0.6	0.1	0.6
Depreciation & Amortization Expense	0.6	1.9	4.0	6.0	5.9	5.3	4.4	3.8
Stock Compensation Expense	0.5	0.8	0.9	1.7	2.2	1.6	1.0	0.6
Acquisition, Integration & Restructuring Expense(1)	0.4	0.7	2.9	3.1	4.3	4.3	0.4	2.1
Goodwill Impairment	-	-	-	-	4.3	8.9	-	2.2
Other Noncash Expense(2)	2.5	(1.6)	1.0	(0.6)	0.1	(12.3)	0.6	(16.9)
Non-GAAP Adjusted EBITDA(3)	**($0.1)**	**$4.6**	**$6.4**	**$13.2**	**$11.8**	**$6.1**	**$12.3**	**$12.4**

(1) Acquisition, integration, and restructuring expense primarily includes costs and expenses associated with acquisitions, post-acquisition integration (office combinations and closings, RIFS, and others), and other capital markets activities that are not fundamental to core business operations or are isolated or non-recurring in nature.
(2) Includes changes in derivative liability, contingent consideration, acquisition deposit for working capital guarantee, losses (gains) on extinguishment of debt, and other losses (gains).
(3) Please refer to the important information about Non-GAAP financial measures, included adjusted EBITDA, on page 12, which do not take place of, supersede, or serve as a substitute for the comparable amounts determined in accordance with GAAP.

Forward-Looking Statements

GEE Group

In addition to historical information, this investor presentation contains statements relating to possible future events and/or the Company's future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 and are subject to the "safe harbor" created by those sections. The statements made in this investor presentation that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," "pro forma", "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. The international pandemic, the "Novel Coronavirus" ("COVID"-19), has been detrimental to and may continue to negatively impact and disrupt the Company's business operations. The health outbreak has caused a significant negative effect on the global economy, employment in general including the lack of demand for the Company's services which is exacerbated by government and client directed "quarantines", "remote working", "shut-downs" and "social distancing". There is no assurance that conditions will not persist or worsen and further negatively impact GEE Group. Certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences, global pandemics such as the deadly "coronavirus" (COVID-19) or other harmful viral or non-viral rapidly spreading diseases and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

GEE Group

About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, provides medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Contact:
GEE Group Inc.
Kim Thorpe
600.954.0400

SOURCE: GEE Group Inc.